Form C

Cover Page

Name of issuer:

Smartgurlz US Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/3/2017

Physical address of issuer:

2201 South Clark Street
Arlington VA 22202

Website of issuer:

http://www.smartgurlz.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

8/1/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$353,103.00	$535,156.00
Cash & Cash Equivalents:	$30,123.00	$33,127.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$1,325,290.00	$843,938.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$381,870.00	$765,177.00
Cost of Goods Sold:	($190,799.00)	($334,763.00)
Taxes Paid:	$0.00	$0.00
Net Income:	($676,517.00)	($433,834.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Smartgurlz US Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Gert Erik Riget	Angel Investor	Angel Investor	2017
Pauli Andersen	Chairman	self employed	2017
Jesper Nissen	COO	Weibel Scientific	2018
Sharmi Albrechtsen	CEO	SmartGurlz	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jesper Nissen	CFO	2018
Jesper Nissen	CTO	2018
Sharmi Albrechtsen	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jesper Nissen	370000.0 equity	37.0
Sharmi Albrechtsen	370000.0 equity	37.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company is in the deployment stage. It has limited revenues to date. There is no assurance that the Company will be able to record profits in the future. The Company is also faced with risks inherent in operating a new business. The risks inherent in operating a new business such as the Company's include: (i) difficulties and delays often encountered in developing, producing and commercializing new, complex technologies; (ii) developing the markets for the Company's products and technologies; (iii) transitioning the Company's development efforts to commercialization; and (iv) attracting and retaining qualified management, sales and/or marketing and technical staff.

The Company is seeking up to $1,000,000 to fund product development, marketing and operations. Capital requirements associated with product development, marketing and operations have been and will continue to be substantial. The Company may need to raise additional funds in the future in order to fund operations, pursue sales growth opportunities, develop new products or services, respond to competitive pressures, or acquire other businesses. The Company may not be able to obtain additional financing when needed, or that, if available, such financing may not be available on acceptable terms. If additional financing is needed the interests of the holders of Unsecured Convertible Promissory Notes (the "*Notes*") could be substantially diluted. If adequate funds are either not available or not available on acceptable terms, the Company will be unable to accomplish its objectives. Any inability to do so would have a negative effect on its business, revenues, financial condition and results of operations. If additional funds are raised through the issuance of equity or convertible debt securities, the potential equity ownership of the holders of the Notes will be diluted. Moreover, these securities may have powers, preferences and rights that are senior to those of the rights of the holders of the Notes

The Company will continue to experience significant operating losses as it expands its network, engages in additional development efforts, and grows its marketing and sales force in an effort to commercialize its products. The Company expects losses until such time, if ever, that its revenues from the sale of its products and services cover its expenses. Achieving and maintaining long-term profitability depends on successfully commercializing its products and technologies. The Company cannot assure you that it will be able to achieve any of the foregoing or that it will be profitable even if it successfully commercializes its products.

The Company's revenue growth is dependent on our ability to continually attract new customers while retaining and expanding our product offerings to existing customers. Growth in the demand for our solutions may be inhibited and we may be unable to sustain growth in our customer base for a number of reasons, including, but not limited to: our inability to market our solutions in a cost-effective manner to new customers or in new vertical or geographic markets; our inability to expand our sales to existing customers through Big Box retail relationships; our failure to develop new or additional solutions: our inability to build and promote our brand; and perceived security, integrity, reliability, quality or compatibility problems with our solutions.

The statements presented in this Regulation Crowd Funding Offering may contain forward-looking statements. These statements may relate to future events, future partnerships, future financial performance of SmartGurlz. However, any statements that are not statements of historical fact - including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans" (and similar expressions) - should be considered forward looking statements. In the name of full transparency, there are a number of factors that could cause SmartGurlz's actual results to differ materially from those indicated by the forward looking statements

Jesper Nissen is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Kari Byron is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 24 percent towards R&D (electronic design, mechanical design, prototyping, testing of Girl Meets Mars and School Products)

33 percent towards marketing (conference attendance, Facebook ads, other social ads)

38 percent towards general operations (salaries, office rent, administration)

5 percent towards Wefunder intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 21 percent towards R&D (electronic design, mechanical design, prototyping, testing of Girl Meets Mars and School Products)

15 percent towards marketing (conference attendance, Facebook ads, other social ads)

21 percent towards general operations (salaries, office rent, administration)

38 percent towards Inventory purchase

5 percent towards Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the counter-signed contract, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $7,000,000.00 valuation cap; 20.000% discount; 5% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $100,000.00

Valuation Cap: $7,000,000.00

Discount Rate: 80%

Maturity Date: 24 months from the Effective Date.

Investors: A "Major Investor" shall be an Investor that purchases a Note or Notes with an aggregate original principal balance of $25,000.00 or more.

Interest Rate: Interest shall accrue on the unpaid principal amount at a rate equal to 5% per annum, compounded annually, from the actual date funds were received by the Company and shall payable at the Maturity Date (defined hereafter).

Conversion and Repayment

Conversion upon a Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall convert the outstanding principal amount of this Note and any unpaid accrued interest into shares of Preferred Stock of the Company ("Preferred Shares") at a conversion price equal to the quotient resulting from dividing $7,000,000 by the number of outstanding shares of equity securities of the Company immediately prior to the Change of Control (assuming conversion of all securities convertible into Common Stock and exercise of all outstanding options and warrants, but excluding the shares of equity securities of the Company issuable upon the conversion of Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)) (the "Equity Shares"). A "Change of Control" means: (1) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the stock of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (2) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred; (3) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's material intellectual property; or (4) the closing of the Company's first firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed under the Act; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled, or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

(b) Conversion upon a Qualified Financing. In the event that the Company issues and sells Equity Shares to investors (the "Investors") on or before the Maturity Date in an equity financing with total proceeds to the Company of not less than ONE MILLION dollars ($1,000,000) (excluding the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)) (a "Qualified Financing"), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into Preferred Shares at a conversion price equal to the lesser of (i) the cash price paid per share for Equity Shares by the Investors in the Qualified Financing multiplied by the Discount Rate, and (ii) the quotient resulting from dividing $7,000,000 by the number of outstanding Equity Shares of the Company immediately prior to the Qualified Financing (assuming conversion of all securities convertible into Equity Shares and exercise of all outstanding options and warrants, but excluding the Equity Shares of the Company issuable upon the conversion of Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)). Notwithstanding this paragraph, if the conversion price of the Notes as determined pursuant to this paragraph (the "Conversion Price") is less than the price per share at which Equity Shares are issued in the Qualified Financing, the Company may, solely at its option, elect to convert this Note into shares of a newly created series of Preferred Stock having the identical or similar rights, privileges, preferences and restrictions as the Equity Shares issued in the Qualified Financing, and otherwise on the same terms and conditions, other than with respect to (if applicable): (i) the per share liquidation preference and the conversion price for purposes of pricebased anti-dilution protection, which will equal the Conversion Price; and (ii) the per share dividend, which will be the same percentage of the Conversion Price as applied to determine the per share dividends of the Investors in the Qualified Financing relative to the purchase price paid by the Investors.

(c) Conversion At or After Maturity. In the event that this Note remains outstanding on the Maturity Date, then the outstanding principal balance of this Note and any unpaid accrued interest shall, upon the election of the majority of Holders prior to the Maturity Date, either: (i) require the Company to pay the outstanding principal amount of the Note plus any unpaid accrued interest; or (ii) convert the Notes into Preferred Shares at a conversion price equal to the quotient resulting from dividing $7,000,000 by the number of outstanding shares of Equity Shares of the Company as of the Maturity Date.

Pro Rata Rights: *Private Sales for Major Investors.* Investors who invest at least $25,000.00 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the Notes.

Voting Rights. This Note does not by itself entitle Holder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a sharedholder of the Company for any purpose.

Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of this Note may be amended or waived with the written consent of the Designated Lead Investor provided that all holders of the notice are given prompt written notice of such waivers and amendments.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	1,000,000	1,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The company has not authorized any preferred stock to date.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares. As discussed in Question 13, when we engage in an offering of equity involving Stock, Investors may receive a number of shares of Preferred Stock calculated as either the conversion price equal to the lesser of (i) 80% of the price paid per share for Equity Securities by the Investors in the Qualified Financing or (ii) the price equal to the quotient of the valuation cap of $7,000,000.00 (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt). Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the
- market conditions and the nature and history of our business;

- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	HL Marketing
Issue date	01/02/16
Amount	$376,170.00
Outstanding principal plus interest	$376,170.00 as of 04/17/19
Interest rate	6.0% per annum
Current with payments	Yes

During 2016, SG AS entered into a loan agreement with a shareholder to borrow 750,000 DKK (approximately$112,000 USD at the time of issuance). The loan bears interest at 6% per annum. The Company makes quarterly payments of 50,000 DKK, beginning May 1, 2017, until the principal amount is repaid. At various times in 2017, the Company borrowed additional funds totalling 1,495,000 DKK (approximately $225,000 USD) pursuant to the same terms noted above. At December 31, 2018 and 2017, amounts owed under this agreement totalled $379,734and $376,170 USD, respectively.

Loan

Lender	Choon Design
Issue date	01/01/17
Amount	$174,000.00
Outstanding principal plus interest	$31,032.00 as of 04/23/19
Interest rate	6.0% per annum
Current with payments	Yes

The note bears interest at 6% per annum and matures upon the termination of exclusive distribution agreement between the Company and the distributor.

Loan

Lender	OTRA capital
Issue date	01/01/18
Amount	$147,500.00
Outstanding principal plus interest	$140,615.00 as of 03/01/19
Current with payments	Yes

The lender is guaranteed a return of $32,500 for the period ended October 31, 2018. Subsequently the loan accrues interest of 20% pa. The loan is repaid based on a fixed percentage of gross profit or a minimum monthly payment of $2,500.

Convertible Note

Issue date	07/15/18
Amount	$322,000.00
Interest rate	20.0% per annum
Discount rate	5.0%
Valuation cap	$7,000,000.00
Maturity date	12/20/19

This was done through Seed Invest

Convertible Note

Issue date	07/15/18
Amount	$150,000.00
Interest rate	20.0% per annum
Discount rate	5.0%
Valuation cap	$7,000,000.00

Seed Invest

Convertible Note

Issue date	03/24/19
Amount	$200,000.00
Interest rate	5.0% per annum
Discount rate	20.0%
Uncapped Note	Yes

Morgan Stanley also invests $100,000 in services and benefits including free office space in Times Square for 7 months, financial and legal consultancy, a full educational accelerator program for 6 months

Also during 2017, the Company entered into a line of credit agreement with distributor to borrow up to $5,000,000to be used for certain expenses required to manufacture, market, and sell products in the distributor's market. This line of credit is noninterest bearing. The distributor is entitled to 30% of the net profit generated on sales in the United States and Canada. At December 31, 2018 and 2017, the balance of outstanding principal was $138,223 and$248,613, respectively.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2016	Other	Common stock	$700,000	General operations
7/2018	Regulation D, Rule 506(c)	Convertible Note	$150,000	General operations
7/2018	Regulation Crowdfunding	Convertible Note	$322,000	General operations
3/2019	Other	Convertible Note	$200,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	HL Marketing
Amount Invested	$376,170.00
Transaction type	Loan
Issue date	05/03/17
Outstanding principal plus interest	$376,170.00 as of 04/23/19
Interest rate	6.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Shareholder in company

During 2016, SG AS entered into a loan agreement with a shareholder to borrow 750,000 DKK (approximately$112,000 USD at the time of issuance). The loan bears interest at 6% per annum. The Company makes quarterly payments of 50,000 DKK, beginning May 1, 2017, until the principal amount is repaid. At various times in 2017, the Company borrowed additional funds totalling 1,495,000 DKK (approximately $225,000 USD) pursuant to the same terms noted above. At December 31, 2018 and 2017, amounts owed under this agreement totalled $379,734and $376,170 USD, respectively.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

In 2017, we launched our award-winning digital learning company on Shark Tank. Since then, we have earned more than $1.6 million in revenue, 300+ retail outlets, a 4.3 star rating on Amazon and closed a co-operation with Girls Scouts of America and PBS. We have sold more than 30,000 products and are excited to announce a new collaboration for a school product and curriculum – targeting both girls and boys.

SmartGurlz aims to be the LeapFrog of smart connected-toys, targeting $200 million in revenue and $1 billion company valuation.

Milestones

Smartgurlz US Inc was incorporated in the State of Delaware in May 2017.

Since then, we have:

- Award-winning products protected by patents, copyright and unique brain-based curriculum

- Nearly $1.6 million in revenue to date, 30,000 products sold and 4+ star rating on Amazon

- Morgan Stanley invested $200,000 and is a strategic investor through its accelerator program

- Signed TV licensing deal with PBS's Odd Squad

- Launching into profitable $40 billion schools market with former LEGO education distributor

- Featured on CNN, Fox and Friends, Fox Business News, Forbes and Financial Times

Historical Results of Operations

Our company was organized in May 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $381,870 compared to the year ended December 31, 2017, when the Company had revenues of $765,177. Our gross margin was 149.96% in fiscal year 2018, compared to 143.75% in 2017.

- *Assets.* As of December 31, 2018, the Company had total assets of $353,103, including $30,123 in cash. As of December 31, 2017, the Company had $535,156 in total assets, including $33,127 in cash.

- *Net Loss.* The Company has had net losses of $676,517 and net losses of $433,834 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $1,325,290 for the fiscal year ended December 31, 2018 and $843,938 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $812,161 in debt, $700,000 in equity, and $472,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 9 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Smartgurlz US Inc cash in hand is $100,000, as of April 2019. Over the last three months, revenues have averaged $100,000/month, cost of goods sold has averaged $23,000/month, and operational expenses have averaged $20,000/month, for an average net margin of $57,000 per month.

We are using the funds from this raise largely on a new product and on marketing for existing products. Although we cannot guarantee it, we expect our revenues to be approximately 450,000 for the year by November 2019, and our operational expenses to be 170,000 for the year by November 2019.

Since the date our financials cover, we have another $25,000 accounts receivable and another $100K committed from angel investors

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.smartgurlz.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Smart Gurlz Convertible Note

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Gert Erik Riget
- Jesper Nissen
- Pauli Andersen
- Sharmi Albrechtsen

Appendix E: Supporting Documents

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SmartGurlz
teaching girls to code
SmartGurlz
On the Road to Code

INVEST IN SMARTGURLZ

maximum target met

$0

raised of $0 maximum target from 0 investors

Invest in a Shark Tank company! Digital learning company with robots and apps.

In 2017, we launched our award-winning digital learning company on Shark Tank. Since then, we have earned more than $1.6 million in revenue, 300+ retail outlets, a 4.3 star rating on Amazon and closed a co-operation with Girls Scouts of America and PBS. We have sold more than 30,000 products and are excited to announce a new collaboration for a school product and curriculum – targeting both girls and boys.

Sharmi Albrechtsen
CEO
AdWeek's Disruptor in Gender Diversity, TEDX 2019, Expert in EDTECH, E-learning, Business Strategy


SmartGurlz

$ 100 min

REMIND ME

What you are investing in

Convertible Note

$7M valuation cap

The first investors towards $200,000 will be invited to an event with MythBusters star Kari Byron in San Francisco

5% interest
20% discount
$25K+ pro rata right threshold

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $7M in the future.

Earning a return

Learn more about convertible notes

Investor perks

$150+
Get a SmartGurlz T-shirt, Siggy robot and battery (worth $80) pack and their name on our website as a supporter.

Why you may want to invest

1. Award-winning products protected by patents, copyright and unique brain-based curriculum
2. Nearly $1.6 million in revenue to date, 30,000 products sold and 4+ star rating on Amazon
3. Morgan Stanley invested $200,000 and is a strategic investor through its accelerator program
4. Signed TV licensing deal with PBS's Odd Squad
5. Launching into profitable $40 billion schools market with former LEGO education distributor
6. Featured on CNN, Fox and Friends, Fox Business News, Forbes and Financial Times

Our Ambition

SmartGurlz aims to be the LeapFrog of smart connected-toys with $200 million in revenue and $1 billion company valuation.

Smartgurlz_investment-Deck_V03.pdf

SG_2_18_2019.mp4

smartgurlz.com

Arlington, Arlington

$250+
All of the above, plus a one-of-a-kind 3D print prototype of our NEW MiniMe 3print action figure.

$1,000+
All of the above, plus 3 one-of-a-kind prototype of our NEW MiniMe 3D print action figures including a baby. Plus 2 tickets to a Hollywood House Party with MythBusters Kari Byron and academy award winner Martin Meunier (flights not-included)

$5,000+
All of the above, PLUS Get a dinner in San Francisco with SmartGurlz team including Kari Byron of MythBusters (chief creative officer) and academy-award winner, Martin Meunier. (1 economy flight included from continental US)

see less

media education b2c 3d_printing tech entertainment b2b consumer electronics hardware

Why I Like SmartGurlz

Licensing #SmartGurlz could take this product to a whole new level.



Daymond John
ABC'S SHARK TANK

THE BUZZ ABOUT SMARTGURLZ

I love SmartGurlz because it's mission is all about bridging the gender gap



Kari Byron
Host of MythBusters

SmartGurlz is firmly placed as the only coding product for girls



Choon NG
CEO of Rainbow Loom

We have a long way to go when it comes to inspiring more girls to get into STEM. STEM jobs in Canada pay higher than other industries, yet women only represent 23% of the STEM workforce. Canadian Classroom is committed to improving Canadian girls' access to technologies at an early age so that they will be more confident in pursuing future careers in STEM. We are thrilled about our partnership with the creators of SmartGurlz and are proud to be the exclusive distributor in Canada.

Johanna Garcia
Founder of Canadian Classroom

I absolutely love this truly amazing new toy from Smartgurlz, the first coding robot and doll made specifically for girls. This is basically the missing remote controlled car from my childhood acknowledging that 1) girls love toys that drive, 2) girls love STEM, and 3) girls also still love dolls! Lets put them altogether! ...it is a quality toy that my girls love as well.



Miggy
Founder of Family Blog - Little Miss Miggy

[My kids] played together for an entire afternoon, making dance moves and setting up obstacles for Siggy and Emma. With so many things vying for our kids attention, I give two thumbs up when a company finds a way to mesh creativity, education, and fun into one! SmartGurlz has done just that and in an amazing way!



Michelle
Founder of Family Blog - Powered By Mom

Preparing for back to school with the latest supplies

SAN DIEGO (NEWS 8) - It's back to school for several school districts over the next few weeks and that means it's time to purchase school supplies. Lifestyle expert Susana Franco joined News 8's Heather Myers with a look at some of the latest school
March 27, 2019 @ cbs8.com

CES 2018: Cool gadgets from the show

This doll on a scooter intends to help girls learn how to code. The scooter, designed by SmartGurlz, is controlled with an app, and uses tools to teach kids about math and computing along the way. Cost: $99
March 27, 2019 @ money.cnn.com

Black Girls CODE Detroit Presents: Learn to Code a Robot with SmartGurlz!

Black Girls CODE Detroit Presents: Learn to Code a Robot with SmartGurlz! at Wayne State University | State Hall:
March 27, 2019 @ metrotimes.com

Toymakers are the early adopters pushing AR into the mainstream

In the race to greater consumer adoption, augmented reality is emerging as the early leader, thanks to its adoption by a key consumer market. The technology has always been a wonder, drawing its strength from its capacity to make just about any subject
March 27, 2019 @ techcrunch.com

'Shark Tank' alum SmartGurlz raising $2 million in seed financing - Washington Business Journal

"Shark Tank" startup SmartGurlz is raising $2 million in seed funding. The Arlington company will use $500,000 to boost its inventory before the holiday rush. It is eyeing up to $10 million in Series A financing after that. The robots are multiplying. Not the
March 27, 2019 @ bizjournals.com

ABC's 'Shark Tank' to feature SmartGurlz, robot-riding doll to help girls learn STEM - Washington Business Journal

ABC's "Shark Tank" has seen many creative pitches coming from D.C.-area founders, from a tiny house getaway company to a safety startup with a llama mascot. Next up: a robot-riding doll. Enter SmartGurlz, a line of dolls that ride robotic scooters,

January 9, 2019 @ bizjournals.com

Technology that makes children smarter

Kurt the 'CyberGuy' shares tips for parents.

January 9, 2019 @ video.foxnews.com

Watch Shark Tank Season 9 Episode 10 Episode 10 Online

Shark Tank full episode recap: A U.S. Air Force fighter-jet machine-gun mechanic from Columbus, Ohio, introduces a high-performance problem-solver.

January 9, 2019 @ abc.go.com

Robot e-learning platform SmartGurlz arrives in Canada

It's no secret that women women represent the majority of young university graduates, but are still underrepresented in STEM fields. While 50 per cent of boys surveyed are very or extremely interested in careers involving coding or

January 9, 2019 @ itbusiness.ca

CES 2018: Cool gadgets from the show

This doll on a scooter intends to help girls learn how to code. The scooter, designed by SmartGurlz, is controlled with an app, and uses tools to teach kids about math and computing along the way. Cost: $99

January 9, 2019 @ money.cnn.com

New SmartGurlz Doll Teaches Young Girls to Code

SAN JOSE, Calif., Nov. 15, 2018 /PRNewswire/ -- As seen on the hit ABC show "Shark Tank" in November 2017, SmartGurlz debuted as the newest robotic doll for young girls. Born from the creative mind of CEO Sharmi Albrechtsen, SmartGurlz is the first

November 15, 2018 @ marketwatch.com

SmartGurlz After Shark Tank - 2018 Update - Gazette Review

A line of scooter-riding dolls, SmartGurlz are unique in that they encourage girls to learn how to code. Programmable with the use of an app, it provides young children insight into the worlds of Math, Engineering, and Science. The brainchild of Sharmi

July 21, 2018 @ gazettereview.com

The First Drone For Girls -- Disrupting The Toy Industry?

SmartGurlz, like all successful inventions, was born of necessity. In the case of founder and CEO Sharmi Albrechtsen, the need was for a toy that promoted science, math and technology - for her daughter, now 15, who struggled with math. "All the

June 2, 2018 @ forbes.com

The Coolest Startups Daymond John Invested In on Season 9 of 'Shark Tank'

Daymond John made his name in fashion, but as an investor on Shark Tank , he's sealed deals with entrepreneurs in fields ranging from tech to food. The FUBU founder, who will speak at Inc.'s GrowCo conference in New Orleans on May 31, has

May 30, 2018 @ inc.com

Smart dolls with style want to make coding more fun for girls

It's a Saturday afternoon, and I've just crashed a doll on a motorized scooter into a framed picture of my friends from grad school that sits on a low shelf in my living room. Fortunately, no inanimate objects, motorized or otherwise, are dinged or

May 4, 2018 @ cnet.com

SmartGurlz dolls could encourage girls to get into coding

How do you get girls interested in coding? The SmartGurlz line of dolls thinks it has the answer.

May 2, 2018 @ msn.com

Coding robot for girls arrives in Canada in hopes of attracting more girls to STEM subjects

The world's first coding robot for girls, SmartGurlz, has officially arrived in Canada. The toy, which successfully raised funding on an episode of Shark Tank in the US, is being introduced here by Canadian Classroom, a distributor of educational
April 3, 2018 @ montrealintechnology.com

SmartGurlz robotic doll that teaches girls to code now available in Canada

Canadian Classroom, a seller of educational tech products targeting the classroom, has become a distributor of Smart Gurlz in Canada. SmartGurlz is a line of fashion dolls that ride around on Segway-style scooters called Siggy Robots, and using an
April 3, 2018 @ betakit.com

Finally, intelligent dolls | TECHNOLOGIST

T. What sets the SmartGurlz robot apart from other products? SA. I designed four dolls, and each has her own story and personality. One is a computer hacker, another a mathematician, and there's also an engineer. They all drive around on a Segway-like
January 1, 2018 @ technologist.eu

Sharmi Albrechtsen Starts Revolution to Makeover the Tech Industry with SmartGurlz | Home Business Magazine

Is she interested in the latest tech? Or maybe she struggles with math concepts and how they apply to her own life? With SmartGurlz , girls ages six and up will learn to see science, technology, engineering, and math in a whole new and engaging light.
December 21, 2017 @ homebusinessmag.com

SmartGurlz

Coding robots for girls. Teach coding and Scratch for kids. Girls learn to code. Alternative to Dash and Dot. https://www.smartgurlz.com/ ...
November 21, 2017 @ kdvr.com

Here's Where You Can Buy SmartGurlz From 'Shark Tank'

If you've ever wanted a cool way to learn computer code, the Nov. 12 episode of Shark Tank may have your answer. This week's episode features Smart Girlz, a coding robot for young girls, and you'll want to know where to buy SmartGurlz from Shark...
November 13, 2017 @ bustle.com

SmartGurlz on 'Shark Tank': A Look Inside the Coding Dolls & Robots for Girls

SmartGurlz entered the with their line of coding robots and dolls for girls. The toys teach Java-script based block coding and are the only ones of their kind on the market. They pair with an app you can control with a Smartphone that connects not
November 13, 2017 @ heavy.com

Arlington startup SmartGurlz will pitch on Shark Tank - Technical.ly DC

On Nov. 12, D.C.-area parent and entrepreneur SmartGurlz is bringing STEAM to ABC. Sharmi Albrechtsen will pitch her 11-inch doll that rides a tiny segway and teaches girls to code on Watch us on Shark Tank," SUNDAY, NOV. 12 (9:00-10:00 p.m. EST),
October 31, 2017 @ technical.ly

Why it's good we're hearing about sexism in tech more often

Last week, when I asked a female leader in tech to comment about the growing number of sex scandals that are popping up every month, she declined, full stop, sharing these stark words instead: "Every time I speak up about this I feel very unsafe.
August 19, 2017 @ thenextweb.com

Inventor of the World's First Coding Robots for Girls Set To Launch In U.S.

Sharmi Albrechtsen, CEO and co-founder of SmartGurlz, took matters into her own hands after she became frustrated when trying to find educational but fun toys for her daughter. She saw a gap in the market to create a robot for doll-loving girls, while
March 29, 2017 @ huffingtonpost.com

Parents turn entrepreneurial to make Christmas gifts

The robot dog still makes me cross. We spent an exorbitant sum on it last Christmas, my son played with it for about three hours and since then it has been gathering dust. It is too depressing to calculate the cost per hour of play.
December 7, 2016 @ ft.com

Can hi-tech toys be fun and educational?

It used to be that a simple doll or action figure would be a welcome surprise when we tore open our Christmas presents. But now that today's kids grow up in a world saturated with technology, do they expect their toys to be a bit cleverer too?
November 18, 2016 @ bbc.com

Bridging the Gender Divide in Tech

SmartGurlz is a digital learning company focusing on girls with robots and apps. Our first product was a line of friendly self-balancing robots and action dolls that engage and encourage girls to learn to code. Connected via smartphone or tablet, SmartGurlz allows girls 6 and up to immerse themselves in Science, Technology, Engineering and Math (STEM). SmartGurlz Inspires the female leaders of tomorrow, today. We have sold more than 25,000 products world-wide, have a 4+ rating on Amazon from hundreds of customers and we have partnerships with Girls Scouts of America and BlackGirlsCode.



Our Unique Value Proposition

SmartGurlz was made with a girl's brain development in mind. For example, we have story based coding exercises that encourage her to be creative in 'applied math' while still being comfortable in her safe world of words, pictures, stories and concepts. Inspired by the work of Dr. Abigail James and her book, *Teaching the Female Brain: How Girls Learn Math and Science*, SmartGurlz is changing the way we teach girls STEM. Studies show that girls' brains give them a verbal advantage, likewise there is data showing that boys' brains favor spatial skills that make it easier for them to visualize three-dimensional objects from different angles. This gives boys advantages in math, robotics, and coding. And when you put girls in a mixed environment with boys, many girls lose confidence and lean away because the boys seem "naturally better."







Our Stats

$1.5 million	26,000	350+	Patents
Revenue to date (3 years)	Products sold	Retail locations in U.S. and EU	In U.S. and EU

Meet the Founders



Sharmi Albrechtsen

CEO

AdWeek's Disruptor in Gender Diversity, TEDX 2019, Expert in EDTECH, E-learning, Business Strategy



Jesper Nissen

Co-founder & CTO

Executive Vice President, COO, VP Research and Development in several Global High Tech companies

AND THE REST OF THE TEAM



Martin Pidel

CMO

Former EVP of LeapFrog and VP of Global Brand Marketing at Hasbro



Ken Klinkowski

Head of Product Design

10+ years in Animation, Expert in 3D Product, Product Design, Marketing and Branding, Concept Design



Lotte Hojbo Liebst

Advisory Board Member

Director of Group Marketing & Digital at Louis Poulsen



Kasey Bernard

Business Development & Education Manager

Background in Project Management, Business Transformation, Operations, Marketing, and eCommerce



Siri Lackovic

Advisory Board Member

VP of Brand Marketing at Blue Prism, Former Senior Brand Marketing Strategist at Adobe



Kari Byron

Chief Creative Officer

Television Host and Artist, Host of Discovery Channel's MythBusters and Netflix White Rabbit Project



Patrick E Calderon

VP of Business Development

Responsible for propelling unknown brands into major retail stores like Apple, Target, Walmart, etc.

Raised $2,069,670From 2+ Investors

Raf Peeters
CEO & Founder at Qcify, Experienced Angel Investor

Alexandria Brown
OD/EX Consultant. Leading mission-centric People Ops for startups. Seed Investor, Entrepreneur

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

Our robot, Siggy and our SugarCoded app are made with a girl's brain development in mind. For example, we have story based coding exercises that encourage her to be creative in 'applied math' while still being comfortable in her safe world of words, pictures, stories and concepts. Inspired by the work of Dr, Abigail James and her book, Teaching the Female Brain: How Girls Learn Math and Science, SmartGurlz is trying to change the way we teach girls STEM. Studies show that girls' brains give them a verbal advantage, likewise, there is data showing that boys' brains favor spatial skills that make it easier for them to visualize three-dimensional objects from different angles. This gives boys advantages in math, robotics, and coding. And when you put girls in a mixed environment with boys, many girls lose confidence and lean away because the boys seem 'naturally better'."

WF: How big is the market?

S: We are disrupting a $40 billion EdTech market

WF: How do you acquire customers?

SmartGurlz has a growing community of more than 20,000 customers and 10,000+ members of our Facebook community. We use Facebook ads as well as social media and influencers to sell our products. We have partnerships with Girl Scouts of America and BlackGirlsCode. We are currently working on retail partnerships with Apple and Walmart, including a new PBS TV branded product with Odd Squad. The Odd Squad show has more than 9.4 million views per month and is one of the most popular shows on PBS.

WF: How will you make money?

Currently, we make money through product sales. This year through a partnership with Pitsco, one of the country's largest educational distributors, SmartGurlz will launch 'SmartBuddies' that includes sales of books and curriculum in June. We are happy to announce that a pilot with 250 students and 10 schools was highly successful. In the future, we believe licensing will be an important revenue as the brand of SmartGurlz grows and our unique content, stories and curriculum catches hold. We are excited to announce 2 multi-media products that encourage kids to engage with STEM (science technology engineering and math).

WF: What's your biggest risk? What keeps you up at night?

S: With the Apple product that we are creating, it is a requirement that Augmented Reality is available to the mainstream and provides a great entertainment experience. Due to limitations in the current hardware, AR may be slower growth than companies like Apple predict. Another issue is pricing when dealing with Big Box retailers such as Walmart.

WF: What do you understand about your business that others don't get?

S: That when it comes to education one-size does not fit all. There is a reason that fewer girls and women are interested in STEM and we believe it is not just exposure but access to the right products that meet girls where they are. Too many gender-neutral coding products try to reach all children and historically we have seen that the numbers of girls taking STEM education is declining. By age 13, most girls have decided to lean away from STEM, so we must bridge the gender gap early.

WF: Congrats on Shark Tank, what was it like?

"I had watched Shark Tank for years and was an avid fan. In fact, the show inspired me to become an entrepreneur. So after speaking with a producer at the Consumer Electronic Show (CES), let's just say, I was insanely happy. The process is long and rigorous; the studio spends a lot of resources on due diligence and even researched all competing patents to our products. Funnily, they even found a few patents that our patent attorney had overlooked! I was very ambitious with my pitch and had a custom branded e-tuk van drive into the Shark Tank because I wanted to launch our idea of an after school van program called 'The Road to Code'. Working with Daymond John and his team has been amazing and I must admit that being a 'Shark Tank company' is a real quality check, as so few companies are chosen: Sharmi Albrechtsen, CEO

WF: What led you to found the company?

S: Of course we have all heard about the gender divide in STEM and how few women are taking STEM educational [paths]. These statistics became very real when a few years ago, I invested in a $150 robotic and coding building set for my younger daughter, Nina. Quite frankly, she rejected it. After opening the box and trying to build the 'robot', I could clearly see her disinterest. This is when the idea of SmartGurlz came to me.

WF: Tell us about the CEO Sharmi Albrechtsen

Robotics aficionado, educator, author, and mom, Sharmi Albrechtsen is CEO and Co-Founder of SmartGurlz, a robotics and software company focused on girls. Sharmi began her career as an author and journalist and eventually spent the last decade in communications. Right before founding SmartGurlz, Sharmi was the Associate Director of the Ida Institute, a non-profit organization whose mission was to empower adults and children to overcome hearing disabilities. As CEO, she is the backbone of the company, ensuring that the company develops, markets and sells innovative products, and she has been recognized for her passion and commitment. Not only do SmartGurlz partners include BlackGirlsCode and Girl Scouts of America, but also AdWeek recently granted Sharmi its 2017 Disruptor Award, in Championing Gender Diversity in Advertising and Tech. She has also been featured in Forbes, The Huffington Post, Fox Business News, and CNET.

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RISKS

1 The Company is in the deployment stage. It has limited revenues to date. There is no assurance that the Company will be able to record profits in the future. The Company is also faced with risks inherent in operating a new business. The risks inherent in operating a new business such as the Company's include: (i) difficulties and delays often encountered in developing, producing and commercializing new, complex technologies; (ii) developing the markets for the Company's products and technologies; (iii) transitioning the Company's development efforts to commercialization; and (iv) attracting and retaining qualified management, sales and/or marketing and technical

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

SmartGurlz is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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